As filed with the Securities and Exchange Commission on September 16, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Verb Technology Company, Inc.

(Exact name of registrant as specified in its charter)

Nevada	90-1118043
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2210 Newport Boulevard, Suite 200

Newport Beach, California 92663

(855) 250-2300

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

Rory J. Cutaia

Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer

2210 Newport Boulevard, Suite 200

Newport Beach, California 92663

(855) 250-2300

(Name including zip code and telephone number,

including area code, of agent for service)

With copy to:
Randolf W. Katz
Baker & Hostetler LLP
600 Anton Boulevard, Suite 900
Costa Mesa, California 92626
(714) 966-8807

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)		Proposed maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share	6,490,324	(4)	$1.25	(5)	$8,112,905	$983.28

(1)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations, or other similar transactions.
(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder.
(4)	Represents (i) 3,245,162 shares of common stock, par value $0.0001 per share, issuable upon the conversion of the Company’s Series A convertible preferred stock, and (ii) 3,245,162 shares of common stock issuable upon the exercise of the Common Stock Purchase Warrants, each of which was previously issued to the selling stockholders named herein.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act using the average of the high and low prices of the common stock on the Nasdaq Stock Market on September 9, 2019.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT, WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 16, 2019

6,490,324 Share of Common Stock

This prospectus relates to the proposed offer and sale by the selling stockholders named herein of up to 6,490,324 shares of our common stock.

The shares of our common stock being offered by the selling stockholders have been issued or will be issued upon (a) the conversion of shares of our Series A convertible preferred stock previously issued to the selling stockholders or (b) the exercise of certain warrants to purchase shares of our common stock previously issued to the selling stockholders.

We are not offering or selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of such shares by the selling stockholders, except for proceeds from the exercise of the warrants for cash.

The prices at which the selling stockholders may dispose of their shares of common stock will be determined by each of the selling stockholders at the time of sale and may be at the prevailing market price for the shares, at prices related to such market price, at varying prices determined at the time of sale, or at negotiated prices. Information regarding the selling stockholders and the times and manner in which they may offer and sell the shares or interests therein under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus. The selling stockholders may resell their shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

Our common stock is listed on the Nasdaq Stock Market under the symbol “VERB.” On September 13, 2019, the last reported sale price of our common stock on the Nasdaq Stock Market was $1.19.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision. This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the headings “Where You Can Find More Information” and “Incorporation by Reference”.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2019.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the shares of common stock described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.”

In addition, a prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. Any prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read and consider all information contained in this prospectus and the related registration statement and exhibits filed with the SEC and any accompanying prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this elsewhere or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information included in or incorporated by reference into this prospectus, including “Risk Factors” and the financial statements and related notes. Please see the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. Unless we specify otherwise, all references in this prospectus to “Verb,” “we,” “our,” “us,” and the “Company” refer to Verb Technology Company, Inc. and our subsidiaries.

Our Business

We are an applications services provider, offering cloud-based business software products under the brand name “Verb” on a subscription basis. Our flagship product, Verb Go, is a customer relationship management, or CRM, application that is distinguishable from other CRM programs because it utilizes our proprietary interactive video technology as the primary means of communication between sales and marketing professionals and their customers or prospects. The data collection and analytics capabilities of our application inform our users right on their device how long the prospects watched the video, how many times they watched it, and what they clicked-on. It then displays information within the application to immediately separate hot leads or interested customers from those that haven’t seen the video or otherwise expressed interest in the content. These capabilities provide for a much more efficient and effective sales process, resulting in increased sales conversion rates.

Through Verb Go, users can quickly, simply, and easily create, distribute, and post videos on social media to which they can add a choice of on-screen clickable “tags,” which are interactive icons, buttons, and other on-screen elements, that when clicked, allow their prospects and customers to respond to a users’ call to action in real-time, in the video, while the video is playing, without leaving or stopping the video. For example, our technology allows a prospect or customer the ability to click on a product they see featured in a video and buy it, or to click on a calendar icon in the video to make an appointment with a salesperson, among many other features and functionality. Verb Go interactive videos can be distributed via email or text messaging or posted directly to social media, and no software download is required to view the Verb interactive videos. Verb Go is available by subscription for individual and enterprise users. We developed the proprietary patent-pending interactive video technology that serves as the basis for all of our cloud, SaaS Verb applications.

Our client base consists primarily of enterprise customers in the $200 billion global direct sales industry1, though we have begun to provide our application services on a SaaS basis to clients in other business sectors, including large professional associations such as the National Association of Health Underwriters; educational institutions, such as the Sachem School District in New York; auto leasing, such as D & M Auto Leasing, the largest auto leasing business in the country; as well as to clients in health care, and the burgeoning CBD industry, among others business sectors. Currently, we provide services to approximately 100 clients in the direct sales industry, which include Young Living Essential Oils, Isagenix International, Vasayo, Nerium International, Forever Living Products International, Seacret Spa, among many others. For the direct sales industry, our application provides recruiting tools, sales representative training, and education tools, as well as instant notification capabilities to notify users when a prospect has watched an interactive video or other content shared through our application. The application also tracks customer purchases and provides tools for corporate management to monitor field activity for tracking the effectiveness of campaigns, as well as compliance. Our application is currently in use in over 56 different countries, in 48 languages, and currently has approximately 700,000 individual users.

1 Global Direct Selling Market-Statistics & Facts, published by Liam O’ Connell, Jan 17, 2019.

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Acquisition of Sound Concepts

On April 12, 2019, we completed our acquisition of Sound Concepts Inc., or Sound Concepts, pursuant to the Agreement and Plan of Merger, or the Merger Agreement, by and among our company, Sound Concepts, NF Merger Sub, Inc., a Utah corporation, or Merger Sub 1, NF Acquisition Company, LLC, a Utah limited liability company, or Merger Sub 2, the shareholders of Sound Concepts and their representative. Pursuant to the Merger Agreement, we acquired Sound Concepts through a two-step merger, consisting of merging Merger Sub 1 with and into Sound Concepts, with Sound Concepts surviving the “first step” of the merger as our wholly-owned subsidiary (and the separate corporate existence of Merger Sub 1 ceased) and, immediately thereafter, merging Sound Concepts with and into Merger Sub 2, with Merger Sub 2 surviving the “second step” of the merger, such that, upon the conclusion of the “second step” of the merger, the separate corporate existence of Sound Concepts ceased and Merger Sub 2 continued its limited liability company existence under Utah law as the surviving entity and as our wholly-owned subsidiary under the name “Verb Direct, LLC”. On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the closing, each share of Sound Concepts’ capital stock issued and outstanding immediately prior to the effective time was cancelled and converted into the right to receive a proportionate share of (i) a cash payment by us of an aggregate of $15,000,000, and (ii) 3,327,791 restricted shares of our common stock. We paid the cash consideration using a portion of the net proceeds we received as a result of our public offering that closed on April 9, 2019. The fair market value of the 3,327,791 restricted shares on April 12, 2019 was $7,820,000.

Sound Concepts is an established 25-year-old business with approximately 89 employees, based in American Fork, Utah, providing digital marketing and sales support services, including a video-based sales application, to the direct sales industry. Their sales application, offered as a SaaS application, is marketed under the brand name Brightools and is offered as a white-labeled application to large corporate enterprises engaged in the network marketing and affiliate marketing industry. Sound Concepts currently has approximately 93 clients in the network marketing and affiliate marketing sector, which include Young Living Essential Oils, LC, Isagenix International, LLC, Vasayo, LLC, Nu Skin Enterprises United States, Inc., Nerium International, LLC, Forever Living Products International, LLC, Seacret Spa, LLC, among many others. The Brightools app is a comprehensive sales, lead generation, and customer relationship management tool specifically designed to meet the needs of direct sales representatives and others engaged in network marketing and affiliate marketing sales. The Brightools app also incorporates recruiting tools, sales representative training, and education tools, and includes instant notification capabilities to notify sales reps on their mobile devices when a prospect has engaged in shared content. Brightools allows sales reps to share sales and product video content with their prospects via email and text, post content directly to social media, access corporate sales and product training materials, and receive analytics data and other engagement information regarding their prospects’ interactions with the digital sales content distributed through the app. Brightools also tracks customer purchases and allows corporate to monitor field activity to track the effectiveness of campaigns, as well as compliance. In addition, sales reps can order physical product samples and purchase customizable brochures, invites, thank-you cards, and more for direct delivery to customers and prospects all through the application. The synergies of the digital and physical tools provide sales reps with unique solutions to engage their prospects, acquire customers, close sales, and grow their businesses. Brightools is available on, and compatible with, virtually all mobile devices and is currently in use in over 62 different countries. As of the date hereof, Sound Concepts has more than 555,000 current users of its Brightools app, representing an increase of more than 45,000 users since December 2018.

Private Placement of Series A Convertible Preferred Stock and Warrants

On August 14, 2019, we entered into a Securities Purchase Agreement, or the SPA, with the selling stockholders, pursuant to which we agreed to issue and sell to the selling stockholders up to an aggregate of 6,000 shares of our Series A convertible preferred stock and warrants to purchase an aggregate of up to 3.87 million shares of our common stock (an amount equivalent to the number of shares of common stock into which the Series A convertible preferred stock is initially convertible). Each share of Series A convertible preferred stock is convertible, at any time and from time to time from and after the issuance date, at the holder’s option into that number of shares of common stock equal to the stated value per share (or $1,000) divided by the conversion price (initially, $1.55); thus, initially, each share of Series A convertible preferred stock is convertible into approximately 645 shares of common stock. The warrants have an initial exercise price of $1.88 per share, subject to customary adjustments, are exercisable from and after six months after the date of issuance and will expire five years from the date of issuance. We closed the offering on August 14, 2019 and issued 5,030 shares of Series A convertible preferred stock and granted warrants to issue up to 3,245,162 shares of common stock in connection therewith resulting in aggregate proceeds of $5,030,000. Both the conversion price of the Series A convertible preferred stock and the exercise price of the warrants are subject to downward price adjustments in the event of certain future equity sales or rights offerings.

Under the SPA, we are obligated to prepare and file a registration statement to permit the resale of shares of common stock underlying the Series A convertible preferred stock and the warrants issued pursuant to the SPA, in each case as may be sold by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act. We cannot predict when or whether any of the selling stockholders will convert their Series A convertible preferred stock or exercise their warrants, and even if they do, we do not know how long the selling stockholders will hold the shares of common stock acquired upon conversion or exercise, as applicable, before selling them. We currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares of common stock covered hereby. The shares of common stock covered hereby may be offered from time to time by the selling stockholders.

Corporate Information

We are a Nevada corporation. Our principal executive/administrative offices are located at 2210 Newport Boulevard, Suite 200, Newport Beach, California 92663, and our telephone number is (855) 250-2300. Our website address is https://www.myverb.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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The Offering

Securities offered by the selling stockholders:	Up to 3,245,162 shares of our common stock issuable upon conversion of outstanding shares of our Series A convertible preferred stock and 3,245,162 shares of our common stock issuable upon conversion of outstanding warrants.

Use of proceeds:	We will receive no proceeds from the sale of shares of common stock by the selling stockholders. Assuming that all of the warrants are exercised for cash, we will receive gross proceeds of approximately $6.1 million that will be used for general corporate purposes. See “Use of Proceeds” on page 17 this prospectus.

Risk Factors:	This investment involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 4 of this prospectus for a discussion of factors you should consider carefully before making an investment decision.

Nasdaq Trading Symbol for our Common Stock:	“VERB”

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as other information presented in this prospectus or in any other documents incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. Moreover, the risks so described are not the only risks we face. Additional risks not presently known to us or that we currently perceive as immaterial may ultimately prove more significant than expected and impair our business operations. Any of these risks could adversely affect our business, financial condition, results of operations, and prospects. The trading price of our securities could decline due to any of these risks and you may lose all or part of your investment.

Risks Related to Our Business

We have incurred significant net losses and cannot assure you that we will achieve or maintain profitable operations.

To date, we have not generated any significant revenues from our operations and have incurred losses since inception. Our net losses were $5,351,000 for the six months ended June 30, 2019 and $6,723,000 for the six months ended June 30, 2018. As of June 30, 2019, we had a stockholders’ equity of $18,601,000. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, and delays, and other unknown events.

We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake increased technology and production efforts to support our business and increase our marketing and sales efforts to drive an increase in the number of customers and clients utilizing our services. These increased expenditures may make it more difficult to achieve and maintain profitability. In addition, our efforts to grow our business may be more expensive than we expect, and we may not be able to generate sufficient revenue to offset increased operating expenses. If we are forced to reduce our expenses, our growth strategy could be compromised. To offset these anticipated increased operating expenses, we will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability.

Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to expand our infrastructure, restructure our balance sheet, further develop our marketing efforts, and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition, and could cause the value of our common stock to decline, resulting in a significant or complete loss of your investment.

Our independent registered public accounting firm’s reports for the fiscal years ended December 31, 2018 and 2017 have raised substantial doubt as to our ability to continue as a “going concern.”

Our independent registered public accounting firm indicated in its reports on our audited consolidated financial statements as of and for the years ended December 31, 2018 and 2017 that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

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Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

We have limited capital resources. To date, we have financed our operations entirely through equity investments by founders and other investors and the incurrence of debt, and we expect to continue to do so in the foreseeable future. Our ability to continue our normal and planned operations, to grow our business, and to compete in our industry will depend on the availability of adequate capital.

We cannot assure you that we will be able to obtain additional funding from those or other sources when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our then-existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we would likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our then-existing stockholders. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce, or eliminate development of new programs or future marketing efforts, or reduce or discontinue our operations. Any of these events could significantly harm our business, financial condition, and prospects.

Our business depends on customers increasing their use of our services and/or platform, and we may experience loss of customers or decline in their use of our services and/or platform.

Our ability to grow and generate revenue depends, in part, on our ability to maintain and grow our relationships with existing customers and convince them to increase their usage of our platform. If our customers do not increase their use of our platform, then our revenue may not grow, and our results of operations may be harmed. It is difficult to predict customers’ usage levels accurately and the loss of customers or reductions in their usage levels may have a negative impact on our business, results of operations, and financial condition. If a significant number of customers cease using, or reduce their usage of, our platform, then we may be required to spend significantly more on sales and marketing than we currently plan to spend in order to maintain or increase revenue from customers. These additional expenditures could adversely affect our business, results of operations, and financial condition. Most of our customers do not have long-term contractual financial commitments to us and, therefore, most of our customers could reduce or cease their use of our platform at any time without penalty or termination charges.

The market in which we operate is dominated by large, well established competitors.

The CRM industry is currently dominated by Salesforce.com, Inc., or Salesforce.com, Microsoft Corporation, or Microsoft, Oracle America Inc., or Oracle, SAP SE, and Adobe Inc., or Adobe, which collectively account for approximately 40% of industry sales. The CRM applications offered by these companies, as well as by many others, have numerous differences in feature sets and functionality, but all share certain basic attributes. Most of them were designed before the advent and proliferation of mobile phones, social media, and the technology behind the current ubiquity of video over the internet and more recently on mobile devices. While many of our competitors have attempted to incorporate video capabilities into their respective CRM platforms, none of them utilizes interactive video technology similar to that of ours. In addition, our Tagg interactive videos are viewable on both mobile and desktop devices regardless of operating system and without the need to download a proprietary player or program.

The market in which we operate is intensely competitive and, if we do not compete effectively, our operating results could be harmed.

The market for CRM applications is intensely competitive and rapidly changing, barriers to entry are relatively low, many of our competitors are larger and have more resources than we do, and, with the introduction of new technologies and market entrants, we expect competition to intensify in the future. If we fail to compete effectively, our operating results will be harmed.

Notwithstanding the competitive edge that we believe our Tagg interactive video capability provides our CRM applications, many of our competitors enjoy other substantial competitive advantages, such as greater name recognition, longer operating histories, and larger marketing budgets, as well as substantially greater financial, technical, and other resources. In addition, many of our potential competitors have established marketing relationships and access to larger customer bases, and have major distribution agreements with consultants, system integrators, and resellers.

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As a result, our competitors may be able to respond more effectively than we can to new or changing opportunities, technologies, standards, or customer requirements. Furthermore, because of these advantages, even if our products and services are more effective than the products and services that our competitors offer, potential customers might accept competitive products and services in lieu of purchasing our products and services. For all of these reasons, we may not be able to compete successfully against our current and future competitors.

We may not be able to increase the number of our partners or grow the revenues received from our current partnership relationships.

The differences between our Tagg interactive video CRM applications and many of the larger, more established providers of CRM software may serve to highlight the reasons we have chosen not only to develop our own stand-alone SaaS cloud CRM platform, but also to incorporate and integrate our interactive video technology into the platforms of many of these large, long-term leaders in the CRM industry. This allows them to offer Tagg interactive video capabilities to their large enterprise clients and customers as an upgrade feature to their CRM platform subscriptions. The viability of this strategy is evidenced by the partnerships we currently enjoy with Oracle NetSuite and Marketo, Inc., an Adobe company, as well as new partnerships with Salesforce.com and Microsoft, among others. There can be no assurance, however, that those relationships will result in material revenues for us or that we will be able to generate any other meaningful partnerships.

We may not be able to develop enhancements and new features to our existing service or acceptable new services that keep pace with technological developments.

Even though we believe that our Tagg interactive video CRM applications are currently unsurpassed in features and ease of use, technology invariably advances. If we are unable to develop enhancements to, and new features for, our Tagg interactive video CRM applications that keep pace with rapid technological developments, our business will be harmed. The success of enhancements, new features, and services depends on several factors, including the timely completion, introduction, and market acceptance of the feature or edition. Failure in this regard may significantly impair our revenue growth. We may not be successful in either developing these modifications and enhancements or in timely bringing them to market at a competitive price or at all. Furthermore, notwithstanding that our Tagg interactive videos are currently viewable on both mobile and desktop devices regardless of operating system, potential uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our service to operate effectively with future network platforms and technologies could reduce the demand for our service, result in customer dissatisfaction, and harm our business.

Our ability to deliver our services is dependent on the maintenance of the infrastructure of the Internet by third parties.

The Internet’s infrastructure is comprised of many different networks and services that, by design, are highly fragmented and distributed. This infrastructure is run by a series of independent, third-party organizations that work together to provide the infrastructure and supporting services of the Internet under the governance of the Internet Corporation for Assigned Numbers and Names (ICANN) and the Internet Assigned Numbers Authority (IANA), which is now related to ICANN.

The Internet has experienced, and will continue to experience, a variety of outages and other delays due to damages to portions of its infrastructure, denial-of-service attacks, or related cyber incidents. These scenarios are not under our control and could reduce the availability of the Internet to us or our customers for delivery of our services. Any resulting interruptions in our services or the ability of our customers to access our services could result in a loss of potential or existing customers and harm our business.

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Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, and personally identifiable information of our customers and employees. The secure processing, maintenance, and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Advanced attacks are multi-staged, unfold over time, and utilize a range of attack vectors with military-grade cyber weapons and proven techniques, such as spear phishing and social engineering, leaving organizations and users at high risk of being compromised. The vast majority of data breaches, whether conducted by a cyber attacker from inside or outside of the organization, involve the misappropriation of digital identities and user credentials. These credentials are used to gain legitimate access to sensitive systems and high-value personal and corporate data. Many large, well-known organizations have been subject to cyber-attacks that exploited the identity vector, demonstrating that even organizations with significant resources and security expertise have challenges securing their identities. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, a disruption of our operations, damage to our reputation, or a loss of confidence in our business, any of which could adversely affect our business, revenues, and competitive position.

Organizations face growing regulatory and compliance requirements.

New and evolving regulations and compliance standards for cyber security, data protection, privacy, and internal IT controls are often created in response to the tide of cyber-attacks and will increasingly impact organizations. Existing regulatory standards require that organizations implement internal controls for user access to applications and data. In addition, data breaches are driving a new wave of regulation, such as the European Union’s General Data Protection Regulation, with stricter enforcement and higher penalties. Regulatory and policy-driven obligations require expensive and time-consuming compliance measures. The fear of non-compliance, failed audits, and material findings has pushed organizations to spend more to ensure they are in compliance, often resulting in costly, one-off implementations to mitigate potential fines or reputational damage. The high costs associated with failing to meet regulatory requirements, combined with the risk of fallout from security breaches, has elevated this topic from the IT organization to the executive and board level.

Our business is highly competitive and any failure to adapt to changing consumer preferences may adversely affect our business and financial results.

We operate in a highly competitive, consumer-driven, and rapidly changing environment. Our success will, to a large extent, be dependent on our ability to acquire, develop, adopt, upgrade, and exploit new and existing technologies to address consumers’ changing demands and distinguish our products and services from those of our competitors. We may not be able to accurately predict technological trends or the success of new products and services. If we choose technologies or equipment that are less effective, cost-efficient, or attractive to our customers than those chosen by our competitors, or if we offer products or services that fail to appeal to consumers, are not available at competitive prices, or that do not function as expected, our competitive position could deteriorate, and our business and financial results could suffer.

The ability of our competitors to introduce new technologies, products, and services more quickly than we do may adversely affect our competitive position. Furthermore, advances in technology, decreases in the cost of existing technologies, or changes in competitors’ product and service offerings may require us in the future to increase research and development expenditures or to offer products and services at no or a reduced additional charge or at a lower price. In addition, the uncertainty of our ability, and the costs, to obtain intellectual property rights from third parties could impact our ability to respond to technological advances in a timely and effective manner. If we are unable to compete with existing companies successfully and new entrants to the markets in which we compete in, our business, results of operations, and financial condition could be adversely affected.

7

We expect that the success of our business will be highly correlated to general economic conditions.

We expect that demand for our products and services will be highly correlated with general economic conditions, as we expect a substantial portion of our revenue will be derived from discretionary spending by individuals, which typically falls during times of economic instability. Declines in economic conditions in the United States or in other countries in which we may operate may adversely impact our financial results. Because such declines in demand are difficult to predict, we or our industry may have increased excess capacity as a result. An increase in excess capacity may result in declines in prices for our products and services. Our ability to grow or maintain our business may be adversely affected by sustained economic weakness and uncertainty, including the effect of wavering consumer confidence, high unemployment, and other factors. The inability to grow or maintain our business would adversely affect our business, financial conditions, and results of operations, and thereby an investment in our common stock.

We do not currently have any patents to protect our technologies and thus, we may not gain market share from our competitors and be unable to operate our business profitably.

Our success depends significantly on our ability to protect our rights to the technologies used in our products and services. We recently filed a patent application with the U.S. Patent and Trademark Office, or PTO, with respect to our interactive video technology. Currently, we do not have any issued patents and we rely on copyright, trade secrets, and nondisclosure, confidentiality and other contractual arrangements to protect our technology and intellectual property rights. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or maintain any competitive advantage. In addition, we cannot be assured that our pending patent application, or any future patent applications, will result in the issuance of a patent to us in a timely manner, or at all, or that we will have the financial or operational resources successfully to prosecute any patents that we may undertake. The PTO may deny or require significant narrowing of claims in our currently pending or any future patent applications, and patents issued as a result thereof, if any, may not provide us with significant commercial protection or be issued in a form that is advantageous to us. We could also incur substantial costs in proceedings before the PTO. Our pending patent application, and any future patent applications, may be challenged, which could reduce our ability to stop competitors from marketing related technologies. There can also be no assurance that competitors will not be able to design around any patents that may be issued to us in the future. In addition, we rely on unpatented proprietary technology. We cannot assure you that we can meaningfully protect all our rights in our unpatented proprietary technology or that others will not independently develop substantially equivalent proprietary products or processes or otherwise gain access to our unpatented proprietary technology.

We seek to protect our know-how and other unpatented proprietary technology with confidentiality agreements and intellectual property assignment agreements with our employees, our partners, independent distributors, and consultants. However, such agreements may not be enforceable or may not provide meaningful protection for our proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements or in the event that our competitors discover or independently develop similar or identical designs or other proprietary information. We currently do not utilize any registered or common law trademarks to protect or brand the name of any of our products.

Although we believe that we have a proprietary platform for our technologies and products, we cannot determine with certainty whether any existing third-party patents or the issuance of any third-party patents would require us to alter our technology, obtain licenses, or cease certain activities. We may become subject to claims by third parties that our technology infringes their intellectual property rights.

We do not own any patents relating to our Tagg interactive video CRM platform.

We do not currently own any domestic or foreign patents relating to our Tagg interactive video CRM applications platform; however, we recently filed a patent application with the PTO with respect to our interactive video technology. We also do not currently have any licenses to use any third-party intellectual property. As such, if we are not successful in obtaining intellectual property rights covering our products or obtaining licenses to use a third-party’s intellectual property on reasonable and acceptable terms, it could result in lawsuits against us for trademark and/or intellectual property infringement, and we may not be able to counterclaim with our own infringement allegations. Any such infringement, litigation, or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations or results of operations. There can also be no assurance that competitors will not be able to duplicate our interactive video technology or that our competitors will not independently develop substantially equivalent proprietary products or processes or otherwise gain access to our unpatented proprietary technology.

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If we are unable to protect and enforce our intellectual property rights, we may be unable to compete effectively.

We believe that our intellectual property rights are important to our success and our competitive position, and we rely on a combination of copyright and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Although we have devoted substantial resources to the establishment and protection of our intellectual property rights, the actions taken by us may be inadequate to prevent imitation or improper use of our products and services by others or to prevent others from claiming violations of their intellectual property rights by us. We also rely on confidentiality procedures and contractual provisions with our employees, consultants, and corporate partners to protect our proprietary rights, but we cannot assure the compliance by such parties with their confidentiality obligations, which could be very time consuming and expensive to enforce.

Legal challenges to our intellectual property rights could adversely affect our financial results and operations.

We rely on licenses and other agreements in respect of our intellectual property with our partners and other parties and other intellectual property rights to conduct our operations. Legal challenges to our intellectual property rights and claims of intellectual property infringement by third parties could require that we enter into royalty or licensing agreements on unfavorable terms, incur substantial monetary liability, or be enjoined preliminarily or permanently from further use of the intellectual property in question or from the continuation of our businesses as currently conducted. We may need to change our business practices if any of these events occur, which may limit our ability to compete effectively and could have an adverse effect on our results of operations. Even if we believe any such challenges or claims are without merit, they can be time-consuming and costly to defend and divert management’s attention and resources away from our business.

Our success depends, in part, on the capacity, reliability, and security of our information technology hardware and software infrastructure, as well as our ability to adapt and expand our infrastructure.

The capacity, reliability, and security of our information technology hardware and software infrastructure are important to the operation of our current business, which would suffer in the event of system failures. Likewise, our ability to expand and update our information technology infrastructure in response to our growth and changing needs is important to the continued implementation of our new service offering initiatives. Our inability to expand or upgrade our technology infrastructure could have adverse consequences, including the delayed provision of services or implementation of new service offerings, and the diversion of development resources. We rely on third parties for various aspects of our hardware and software infrastructure. Third parties may experience errors or disruptions that could adversely impact us and over which we may have limited control. Interruption and/or failure of any of these systems could disrupt our operations and damage our reputation, thus adversely impacting our ability to provide our products and services, retain our current users, and attract new users. In addition, our information technology hardware and software infrastructure may be vulnerable to unauthorized access, misuse, computer viruses, or other events that could have a security impact. If one or more of such events occur, our customer and other information processed and stored in, and transmitted through, our information technology hardware and software infrastructure, or otherwise, could be compromised, which could result in significant losses or reputational damage. We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses, any of which could substantially harm our business and our results of operations.

We are dependent on third parties to, among other things, maintain our servers, provide the bandwidth necessary to transmit content, and utilize the content derived therefrom for the potential generation of revenues.

We depend on third-party service providers, suppliers, and licensors to supply some of the services, hardware, software, and operational support necessary to provide some of our products and services. Some of these third parties do not have a long operating history or may not be able to continue to supply the equipment and services we desire in the future. If demand exceeds these vendors’ capacity, or if these vendors experience operating or financial difficulties or are otherwise unable to provide the equipment or services we need in a timely manner, at our specifications and at reasonable prices, our ability to provide some products and services might be materially adversely affected, or the need to procure or develop alternative sources of the affected materials or services might delay our ability to serve our users. These events could materially and adversely affect our ability to retain and attract users, and have a material negative impact on our operations, business, financial results, and financial condition.

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We may not be able to find suitable software developers at an acceptable cost.

We currently rely on certain key suppliers and vendors in the coding and maintenance of our software. We will continue to require such expertise in the future. Due to the current demand for skilled software developers, we run the risk of not being able to find or retain suitable and qualified personnel at an acceptable price, or at all. Without these developers, we may not be able to further develop and maintain our software, which is the most important aspect of our business development.

Our business may be affected by changing consumer preferences or by failure of the public to accept any new product offerings we may pursue.

The production and distribution of entertainment content is an inherently risky business because the revenue that may be derived depends primarily on the content’s acceptance by the public, which is difficult to predict. Consumer and audience tastes change frequently, and it is a challenge to anticipate what offerings will be successful at a certain point in time. In addition, competing entertainment content, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, piracy, and increasing digital and on-demand distribution offerings may also affect the audience for our content. Our expenses may increase as we invest in new programming ideas, and there is no guarantee that the new programming will be successful or generate sufficient revenue to recoup the expenditures.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team, especially our Chief Executive Officer and President, Mr. Rory J. Cutaia. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our common stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

A decline in the price of our common stock could affect our ability to raise further working capital, which could adversely impact our ability to continue our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. We may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities; thus, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may adversely affect investors’ desire to invest in our securities. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products or services and continue our current operations. As a result, our business may suffer, and we may be forced to reduce or discontinue operations. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to reduce or discontinue operations.

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Risks Related to an Investment in Our Common Stock

Our board of directors is authorized to issue additional shares of our common stock that would dilute existing stockholders.

We are authorized to issue up to 200,000,000 shares of common stock and 15,000,000 shares of preferred stock, par value $0.0001 per share, of which 23,370,939 shares of common stock and 5,030 shares of preferred stock are currently issued and outstanding as of September 16, 2019. The number of shares of common stock issued and outstanding as of September 16, 2019 exclude 2,809,374 shares of common stock issuable upon exercise of stock options, 168,600 shares of common stock reserved for issuance under the Plan 3,245,162 shares of common stock issuable upon the conversion of our Series A convertible preferred stock, and 11,024,764 shares of common stock issuable upon the exercise of all outstanding warrants. We expect to seek additional financing in order to provide working capital to our business. Our board of directors has the power to issue any or all of such authorized but unissued shares of our common stock at any price and, in respect of the preferred stock, at any price and with any attributes, our board of directors considers sufficient, without stockholder approval. The issuance of additional shares of common stock in the future will reduce the proportionate ownership and voting power of current stockholders and may negatively impact the market price of our common stock.

Purchasers in this offering may experience substantial dilution in the book value of their investment.

As of September 16, 2019, we have 11,024,764 shares of common stock potentially issuable upon the exercise of all outstanding warrants, 3,245,162 shares of common stock potentially issuable upon the conversion of all outstanding Series A convertible preferred stock, and 2,977,974 shares of common stock issuable upon the exercise of all outstanding stock options. The exercise or conversion prices to acquire common stock upon the exercise or conversion of warrants, notes, or options, may be at prices significantly below the price that you pay for shares of our common stock. To the extent outstanding warrants, options, or notes are ultimately exercised or converted, there may be further dilution to investors purchasing our common stock from our selling stockholders. In addition, if we issue additional equity securities, there is a vesting of employee stock grants, or there are any exercises of future stock options, you may experience additional dilution. Our board of directors has the power to issue any or all of such authorized but unissued shares at any price they consider sufficient, without stockholder approval. The issuance of additional shares of common stock in the future will reduce the proportionate ownership and voting power of current stockholders and may negatively impact the market price of our common stock.

We may issue additional securities with rights superior to those of our common stock, which could materially limit the ownership rights of our stockholders.

We may offer additional debt or equity securities in private and/or public offerings in order to raise working capital or to refinance our debt. Our board of directors has the right to determine the terms and rights of any debt securities and preferred stock without obtaining the approval of our stockholders. It is possible that any debt securities or preferred stock that we sell would have terms and rights superior to those of our common stock and may be convertible into shares of our common stock. Any sale of securities could adversely affect the interests or voting rights of the holders of our common stock, result in substantial dilution to existing stockholders, or adversely affect the market price of our common stock.

If we fail to comply with the applicable continued listing standards of Nasdaq, Nasdaq could delist our common stock or the warrants or both.

In order to maintain the listing of our common stock on the Nasdaq Stock Market, we must satisfy minimum financial and other continued listing standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with such applicable continued listing standards. If we fail to comply with the continued listing standards, our common stock could be delisted. A failure to maintain listing on Nasdaq could have a material adverse effect on the liquidity and price of our common stock.

11

The market price of our common stock has been, and may continue to be, subject to substantial volatility.

The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including;

●	volatility in the trading markets generally and in our particular market segment;

●	limited trading of our common stock;

●	actual or anticipated fluctuations in our results of operations;

●	the financial projections we may provide to the public, any changes in those projections, or our failure to meet those projections;

●	announcements regarding our business or the business of our customers or competitors;

●	changes in accounting standards, policies, guidelines, interpretations, or principles;

●	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

●	developments or disputes concerning our intellectual property or our offerings, or third-party proprietary rights;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	any major change in our board of directors or management;

●	sales of shares of our common stock by us or by our stockholders;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events.

Statements of, or changes in, opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the markets in which we operate or expect to operate could have an adverse effect on the market price of our common stock. In addition, the stock market as a whole, as well as our particular market segment, has from time to time experienced extreme price and volume fluctuations, which may affect the market price for the securities of many companies, and which often have appeared unrelated to the operating performance of such companies. Any of these factors could negatively affect our stockholders’ ability to sell their shares of common stock at the time and price they desire.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless and until they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment, and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of operations, cash flows, and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless our board of directors determines to pay dividends, our stockholders will be required to look to appreciation of our common stock to realize a gain on their investment. There can be no assurance that this appreciation will occur.

12

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information, and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively to prevent fraud. We maintain a system of internal controls over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we have significant requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments, and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue to grow. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information, and have a negative effect on the market price for shares of our common stock.

We lack sufficient internal controls over financial reporting and implementing acceptable internal controls will be difficult with a limited number of directors and management personnel, which will make it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act, is recorded, processed, summarized, and reported as and when required.

As of the date of this filing, we currently lack certain internal controls over our financial reporting. While we have recently appointed two independent directors to our board of directors, one of whom was appointed to chair our audit committee, and have hired a new Chief Technology Officer, we still have a limited number of directors and management personnel, which may make it difficult to implement such controls at this time. The lack of such controls makes it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized, and reported as and when required.

The reasons we believe that our disclosure controls and procedures are not fully effective are because:

●	there is a lack of segregation of duties necessary for a good system of internal control due, to insufficient accounting staff due to our size;

●	the staffing of our accounting department is weak due to the lack of qualifications and training, and the lack of formal review process;

●	our control environment is weak due to the lack of an effective risk assessment process, the lack of internal audit function, and insufficient documentation and communication of the accounting policies; and

●	failure in the operating effectiveness over controls related to recording revenue.

We cannot assure you that we will be able to develop and implement the necessary internal controls over financial reporting. The absence of such internal controls may inhibit investors from purchasing our shares and may make it more difficult for us to raise debt or equity financing.

13

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

Certain of our directors and executive officers own a significant percentage of our outstanding capital stock. We estimate that our executive officers and directors and their respective affiliates beneficially own approximately 18.9% of our outstanding voting stock, on a fully-diluted basis, as of the date of this prospectus, and, following the completion of this offering, such persons would beneficially own approximately 14.8% of our outstanding voting stock, on a fully-diluted basis, assuming that the selling stockholders sell all of the shares of common stock included in this offering. The holdings of our directors and executive officers may increase further in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

●	to elect or defeat the election of our directors;

●	to amend or prevent an amendment to our Articles of Incorporation or Bylaws;

●	to effect or prevent a merger, sale of assets, or other corporate transaction; and

●	to control the outcome of any other matter submitted to our stockholders for a vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover, or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation and Bylaws contain provisions permitting us to eliminate the personal liability of our directors and officers to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The potential effect of Nevada’s business combination law is to discourage parties interested in taking control of us from doing so if these parties cannot obtain the approval of our board of directors. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates, and projections about our industry, our beliefs, and assumptions. We use words such as “may,” “will,” “could,” “should,” “anticipate,” “expect,” “intend,” “project,” “plan,” “believe,” “seek,” “estimate,” “assume,” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors.” You should not place undue reliance on these forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. The forward-looking statements contained in this prospectus are made as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the captions “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus.

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USE OF PROCEEDS

The proceeds from the sale of the shares offered pursuant to this prospectus are solely for the accounts of the selling stockholders. Accordingly, we will not receive any of the proceeds from the sale of shares offered by this prospectus. See “Selling Stockholders” and “Plan of Distribution” below, beginning on pages 17 and 19, respectively.

We will however, receive proceeds upon the exercise of the warrants for cash, which shares of common stock underlying such warrants are being registered in the registration statement of which this prospectus forms a part. If exercised, we plan to use the proceeds from the exercise of such warrants for working capital and general corporate purposes. If the warrants are exercised in full for cash, this would result in an aggregate of approximately $6,100,903 in possible funding. However, the timing and manner of use of the net proceeds may vary, depending on the amount of actual proceeds received from the exercise of the warrants, if any, the timing of the receipt of such proceeds, our rate of growth and other factors. The foregoing represents our best estimate of our use of the net proceeds of the offering based on current planning and business conditions. We reserve the right to change our use of proceeds when and if market conditions or unexpected changes in operating conditions or results occur, or in our management’s discretion. Pending the use of the net proceeds from the cash exercise of the warrants as described above, we intend to invest the proceeds in investment grade, interest-bearing instruments. Additionally, we can provide no assurances that the warrants, or any portion thereof, will be exercised in the future.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees, and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, exchange listing fees (if any), and fees and expenses of our counsel and our accountants.

16

SELLING STOCKHOLDERS

As described in more detail below, this prospectus relates to the offer and sale by the selling stockholders of up to 6,490,324 shares of our common stock consisting of:

●	up to 3,245,162 shares of common stock issuable upon conversion of outstanding shares of our Series A convertible preferred stock; and

●	up to 3,245,162 shares of common stock issuable upon exercise of outstanding warrants.

On August 14, 2019, we entered into the SPA with the selling stockholders named herein, pursuant to which we agreed to issue and sell to the selling stockholders up to an aggregate of 6,000 shares of our Series A convertible preferred stock and warrants to purchase an aggregate of up to 3.87 million shares of common stock (an amount equivalent to the number of shares of common stock into which the Series A convertible preferred stock is initially convertible). We closed the offering on August 14, 2019 and issued 5,030 shares of Series A convertible preferred stock and granted warrants to issue up to 3,245,162 shares of common stock in connection therewith resulting in aggregate proceeds of $5,030,000.

Securities Purchase Agreement – Registration Rights

Under the SPA, we granted registration rights to the selling stockholders pursuant to which are obligated to prepare and file a registration statement to permit the resale of shares of common stock underlying (i) the Series A convertible preferred stock issued pursuant to the SPA and (ii) the warrants issued pursuant to the SPA, in each case as may be sold by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act. We cannot predict when or whether any of the selling stockholders will convert their Series A convertible preferred stock or exercise their warrants, and even if they do, we do not know how long the selling stockholders will hold the shares of common stock acquired upon conversion or exercise, as applicable, before selling them. We currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares of common stock covered hereby. The shares of common stock covered hereby may be offered from time to time by the selling stockholders.

Selling Stockholder Table

The following table sets forth, for each selling stockholder, (i) its name and address, (ii) the number of shares of common stock it beneficially owns prior to the offering to which this prospectus relates, (iii) the number of shares of common stock it may offer under this prospectus and (iv) the number of shares and percentage of our common stock that it will beneficially own following the completion of the offering to which this prospectus relates assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC. Generally, a person “beneficially owns” shares of common stock if the person has or shares with others the power to vote those shares or to dispose of them or if the person has the right to acquire voting or dispositive power within 60 days.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders and is accurate to the best of our knowledge as of the date hereof. The selling stockholders may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table. It is difficult to estimate the aggregate number of shares that the selling stockholders will ultimately offer and sell pursuant to this prospectus or that the selling stockholders will ultimately own upon completion of the offering to which this prospectus relates. Unless otherwise indicated in the footnotes to this table, we believe that each of the selling stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

There are no relationships or arrangements between us and the selling stockholders, any affiliates of the selling stockholders, or any person with whom any selling stockholder has a contractual relationship regarding the transaction (or any predecessors of those persons) other than those relationships or arrangements that arise from ownership of our Series A preferred stock and warrants and other than the Series A preferred stock and warrants acquired in the private placement, there have not been any securities transactions between us and the selling stockholders.

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As of September 16, 2019, we had 23,370,939 shares of common stock outstanding.

Name and Address of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Shares to Be Offered (1)	Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering
Alta Partners, LLC 29 Valentines Ln Glen Head, NY 11545	64,516	64,516	—	—
Amin Somani 2902-667 Howe St Vancouver, BC V6C.0B5	225,806	225,806	—	—
Brio Capital Master Fund Ltd. c/o Brio Capital Management, LLC 100 Merrick Road, Suite 401W	258,065	258,065	—	—
District 2 Capital Fund LP 175 W. Carver St Huntington, NY 11743	645,161	645,161	—	—
Iroquois Capital Investment Group LLC 125 Park Ave. 25th Floor New York, NY 10017	967,742	967,742	—	—
Iroquois Capital Master Fund LTD. 125 Park Avenue, 25th Floor New York, NY 10017	967,742	967,742	—	—
L1 Capital Global Opportunities Master Fund 161A Shedden Road 1 Artillery Court, PO Box 10085 Grand Cayman KY1-1001, Cayman Islands	645,161	645,161	—	—
Richard Molinsky 51 Lord’s Hwy East Weston, CT 06883	64,516	64,516	—	—
Scot Cohen 650 3rd Ave S, Suite 1900 Minneapolis, MN 55402	193,548	193,548	—	—
Cavalry Fund I LP 61 Kinderkamack Rd. Woodcliff, NJ 07677	322,581	322,581	—	—
Donald Isabell 4747 Marina Dr., Apt. 24 Carlsbad, CA 92008	25,806	25,806	—	—
Kingsbrook Opportunities Master Fund LP 689 Fifth Ave, 12th Floor New York, NY 10022	322,581	322,581	—	—
Mike Cox 2201 S. Terrace Blvd. Longwood, FL 32779	129,032	129,032	—	—
Kim Marie Timothy 9 Glendale Rd. Sharon, MA 02067	96,774	96,774	—	—
Global Capital Group LLC 11978 Artery Drive Fairfax, VA 22030	141,935	141,935	—	—
SHN Financial Investments LTD 8 Abba Evan Herzliya, Israel 46733	258,065	258,065	—	—
Wade Madden 17754 Icon Trail Lakeview, MN 55044	64,516	64,516	—	—
Warberg WfVI LP 716 Oak St. Winnetka, IL 60093	129,032	129,032	—	—
Verition Milti-Strategy Master Fund Ltd. 1 American Lane Greenwich, CT 06831	967,742	967,742	—	—
Total	6,490,321	6,490,321	—	—

(1)	Assumes the conversion of all of the outstanding shares of Series A convertible preferred stock held by the selling stockholders and the exercise of all of the warrants held by the selling stockholders.

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PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of the offered securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	“at the market” offerings, which includes sales made directly on or through the NYSE American or sales made to or through a market maker other than on an exchange;

●	short sales effected after the date of this prospectus;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree to sell a specified number of securities at a stipulated price;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale. There can be no assurance that any selling stockholders will sell any or all of the shares of common stock covered by this prospectus. The selling stockholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, to the extent available.

In connection with any particular offering of shares of common stock by a selling stockholder pursuant to this prospectus, a prospectus supplement may, to the extent required by applicable law or as otherwise determined necessary, describe a specific method of distribution and related information.

The selling stockholders and any underwriters, dealers or agents that are involved in selling securities pursuant to this prospectus may be deemed “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We and the selling stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, the selling stockholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for the selling stockholders or their affiliates in the ordinary course of business.

The selling stockholders may be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the securities by the selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. These restrictions may affect the marketability of such securities.

Pursuant to the agreements described above under “Selling Stockholders,” we have agreed to pay the costs, expenses and fees in connection with the registration of the shares covered by this prospectus, but the selling stockholders will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of their shares. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

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LEGAL MATTERS

The legality of the securities offered hereby has been passed on for us by Baker & Hostetler LLP, Costa Mesa, California. Any underwriters will be represented by their own legal counsel.

EXPERTS

Financial statements for Verb Technology Company, Inc. as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Weinberg & Company, P.A., an independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting. Weinberg & Company, P.A.’s report, includes an explanatory paragraph related to Verb Technology Company, Inc.’s ability to continue as a going concern.

Financial statements for Sound Concepts, Inc. as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference, have been so incorporated by reference in reliance on the report of Weinberg & Company, P.A., an independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting.

MATERIAL CHANGES

On April 12, 2019, we completed our acquisition of Sound Concepts through a two-step merger, consisting of merging Merger Sub 1 with and into Sound Concepts, with Sound Concepts surviving the “first step” of the merger as our wholly-owned subsidiary (and the separate corporate existence of Merger Sub 1 then having ceased) and, immediately thereafter, merging Sound Concepts with and into Merger Sub 2, with Merger Sub 2 surviving the “second step” of the merger, such that, upon the conclusion of the “second step” of the merger, the separate corporate existence of Sound Concepts ceased and Merger Sub 2 continued its limited liability company existence under Utah law as the surviving entity and as our wholly-owned subsidiary. As a result of the merger, Merger Sub 2’s corporate name changed to “Verb Direct, LLC.” On the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of capital stock of Sound Concepts issued and outstanding immediately prior to the effective time, was cancelled in exchange for a cash payment by us equal to an aggregate of $15,000,000, and the issuance of an aggregate of 3,327,791 restricted shares of our common stock, with an agreed value of $10,000,000 on the pricing date, which was at or about the date on which we priced our public offering. We paid the cash consideration using a portion of the net proceeds we received as a result of our public offering that closed on April 9, 2019. Pursuant to the requirements of current accounting guidance, we valued the acquisition shares at $7,820,000 on the closing date of the transaction.

Financial Statements for Sound Concepts, Inc. as of December 31, 2018 and 2017 are incorporated herein by reference to our prospectus, dated April 4, 2019, that we filed with the SEC pursuant to Rule 424(b) under the Securities Act on April 8, 2019. Additionally, unaudited pro-forma financial condensed combined financial statements based on our and Sound Concepts’ historical financial statements after giving effect to the Sound Concepts Acquisition are incorporated herein by reference to the foregoing prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us, or as described above, through the SEC’s website. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address 2210 Newport Boulevard, Suite 200, Newport Beach, California 92663, Attention: Investor Relations, by emailing us at info@myverb.com, or by calling us at 855.250.2300. We also maintain a website, https://myverb.com/investor-relations-sec-filings/ through which you can obtain copies of the documents that we have filed with the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at https://www.myverb.com/. The information set forth on, or accessible from, our website is not part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in the shares of common stock offered by this prospectus, you should always check for reports we may have filed with the SEC after the date of this prospectus. The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 7, 2019;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 filed with the SEC on May 15, 2019 and August 14, 2019, respectively;

●	our Current Reports on Form 8-K (other than information furnished rather than filed) as filed with the SEC on February 21, 2019, April 5, 2019, April 12, 2019, April 17, 2019, May 28, 2019, May 30, 2019, June 18, 2019, July 11, 2019, August 15, 2019, and September 3, 2019;

●	our Definitive Information Statement on Schedule 14A filed with the SEC on January 7, 2019; and

●	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on March 13, 2019, including any amendments or reports filed for the purpose of updating such description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address: 2210 Newport Boulevard, Suite 200, Newport Beach, California 92663, Attention: Investor Relations, by emailing us at info@myverb.com, or by calling us at 855.250.2300.

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6,490,324 Share of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses that will be paid by us in connection with the securities being registered. With the exception of the SEC registration fee, all amounts shown are estimates:

SEC Registration Fee	$983.28
FINRA Filing Fee	(1)
Legal Fees and Expenses	(1)
Printing Expenses	(1)
Accounting Fees and Expenses	(1)
Transfer Agent Fees and Expenses	(1)
Miscellaneous Expenses	(1)
TOTAL	$(1)

(1)	Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings of common stock and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the common stock being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of the NRS provides that the articles of incorporation, the bylaws, or an agreement may require a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation’s articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

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Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have obtained insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the NRS.

Our Bylaws provide that we must indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. See also the section entitled “Undertakings” set forth below.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits filed with this registration statement or incorporated by reference from other filings are as follows:

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Exchange Agreement dated as of August 11, 2014 by and among Global System Designs, Inc., bBooth (USA), Inc. (formerly bBooth, Inc.), and the stockholders of bBooth (USA), Inc. (formerly bBooth, Inc.), which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 15, 2014, and is incorporated herein by reference thereto.
3.1	Articles of Incorporation as filed with the Secretary of State of the State of Nevada on November 27, 2012, which was filed as Exhibit 3.1 to our Registration Statement on Form S-1 (File No. 333-187782) filed with the SEC on April 8, 2013, and is incorporated herein by reference thereto.
3.2	Bylaws, which were filed as Exhibit 3.2 to our Registration Statement on Form S-1 (File No. 333-187782) filed with the SEC on April 8, 2013, and is incorporated herein by reference thereto.
3.3	Certificate of Change as filed with the Secretary of State of the State of Nevada on October 6, 2014, which was filed as Exhibit 3.3 to our Current Report on Form 8-K filed with the SEC on October 22, 2014, and is incorporated herein by reference thereto.
3.4	Articles of Merger as filed with the Secretary of State of the State of Nevada on October 6, 2014, which was filed as Exhibit 3.4 to our Current Report on Form 8-K filed with the SEC on October 22, 2014, and is incorporated herein by reference thereto.
3.5	Articles of Merger as filed with the Secretary of State of the State of Nevada on April 4, 2017, which was filed as Exhibit 3.5 to our Current Report on Form 8-K filed with the SEC on April 24, 2017, and is incorporated herein by reference thereto.
3.6	Certificate of Correction as filed with the Secretary of State of the State of Nevada on April 17, 2017, which was filed as Exhibit 3.6 to our Current Report on Form 8-K filed with the SEC on April 24, 2017, and is incorporated herein by reference thereto.
3.7	Certificate of Change as filed with the Secretary of State of the State of Nevada on February 1, 2019, which was filed as Exhibit 3.7 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.

II-2

Exhibit No.	Description

3.8	Articles of Merger as filed with the Secretary of State of the State of Nevada on January 31, 2019, which was filed as Exhibit 3.8 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
3.9	Certificate of Correction as filed with the Secretary of State of the State of Nevada on February 22, 2019, which was filed as Exhibit 3.9 to Amendment No. 4 our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on March 14, 2019, and is incorporated herein by reference thereto.
3.10	Articles of Merger of Sound Concepts, Inc. with and into NF Merger Sub, Inc. as filed with the Utah Division of Corporations and Commercial Code on April 12, 2019, which was filed as Exhibit 3.10 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2019, and is incorporated herein by reference thereto.
3.11	Statement of Merger of Verb Direct, Inc., a Utah corporation with and into NF Acquisition Company, LLC as filed with the Utah Division of Corporations and Commercial Code on April 12, 2019, which was filed as Exhibit 3.11 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2019, and is incorporated herein by reference thereto.
3.12	Certificate of Designation of Rights, Preferences, and Restrictions of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on August 12, 2019, which was filed as Exhibit 3.12 to our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2019, and is incorporated herein by reference thereto.
4.1	Common Stock Purchase Warrant (First Warrant) dated September 15, 2017, issued to Kodiak Capital Group, LLC, which was filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
4.2	Common Stock Purchase Warrant (Second Warrant) dated September 15, 2017, issued to Kodiak Capital Group, LLC, which was filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
4.3	Common Stock Purchase Warrant (Third Warrant) dated September 15, 2017, issued to Kodiak Capital Group, LLC, which was filed as Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
4.4	Promissory Note (Commitment Note), dated September 15, 2017, issued by the Company in favor of Kodiak Capital Group, LLC, which was filed as Exhibit 4.4 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
4.5	Promissory Note (First Note), dated September 15, 2017, issued by the Company in favor of Kodiak Capital Group, LLC, which was filed as Exhibit 4.5 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
4.6	Promissory Note (Second Note), dated September 15, 2017, issued by the Company in favor of Kodiak Capital Group, LLC, which was filed as Exhibit 4.6 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
4.7	Form of Warrant Certificate dated March 20, 2015, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on March 27, 2015, and is incorporated herein by reference thereto.
4.8	12% Secured Convertible Note dated December 1, 2015, issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 7, 2015, and is incorporated herein by reference thereto.
4.9	12% Unsecured Convertible Note dated December 1, 2015, issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on December 7, 2015, and is incorporated herein by reference thereto.
4.10	12% Unsecured Note dated December 1, 2015, issued by the Company in favor of Audit Prep Services, LLC, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on December 7, 2015, and is incorporated herein by reference thereto.
4.11	Form of 12% Secured Convertible Note dated April 4, 2016, issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
4.12	Form of Warrant Certificate dated April 4, 2016 issued to Rory J. Cutaia, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
4.13	Form of 12% Unsecured Convertible Note dated April 4, 2016, issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.5 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
4.14	Form of 12% Unsecured Convertible Note dated April 4, 2016, issued by the Company in favor of Oceanside Strategies, Inc., which was filed as Exhibit 10.6 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
4.15	Form of Warrant Certificate dated April 4, 2016 issued to Oceanside Strategies, Inc., which was filed as Exhibit 10.7 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
4.16	Amendment to 12% Unsecured Convertible Note dated December 30, 2016, issued by the Company in favor of Oceanside Strategies, Inc., which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on January 9, 2017, and is incorporated herein by reference thereto.

II-3

Exhibit No.	Description

4.17	Warrant Certificate dated December 30, 2016 issued to Oceanside Strategies, Inc., which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on January 9, 2017, and is incorporated herein by reference thereto.
4.18	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on February 13, 2017, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on February 21, 2017, and is incorporated herein by reference thereto.
4.19	Amendment to Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on July 28, 2017, which was filed as Exhibit 10.37 to our Quarterly Report on Form 10-Q filed with the SEC on August 10, 2017, and is incorporated herein by reference thereto.
4.20	8% Unsecured Convertible Note dated December 5, 2017 issued by the Company in favor of EMA Financial, LLC, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
4.21	Common Stock Purchase Warrant dated December 5, 2017 issued to EMA Financial, LLC, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
4.22	8% Unsecured Convertible Note dated December 5, 2017 issued by the Company in favor of Auctus Fund, LLC, which was filed as Exhibit 10.5 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
4.23	Common Stock Purchase Warrant dated December 5, 2017 issued to Auctus Fund, LLC, which was filed as Exhibit 10.6 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
4.24	8% Unsecured Convertible Note dated December 13, 2017 issued by the Company in favor of PowerUp Lending Group, LTD., which was filed as Exhibit 10.8 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
4.25	8% Unsecured Convertible Note dated January 11, 2018 issued by the Company in favor of EMA Financial, LLC, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
4.26	Common Stock Purchase Warrant dated January 11, 2018 issued to EMA Financial, LLC, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
4.27	8% Unsecured Convertible Note dated January 10, 2018 issued by the Company in favor of Auctus Fund, LLC, which was filed as Exhibit 10.5 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
4.28	Common Stock Purchase Warrant dated January 10, 2018 issued to Auctus Fund, LLC, which was filed as Exhibit 10.6 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
4.29	Amendment to Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on September 1, 2017, which was filed as Exhibit 4.27 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on August 14, 2018, and is incorporated herein by reference thereto.
4.30	Certificate of Withdrawal of Certificate of Designation of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on August 10, 2018, which was filed as Exhibit 4.28 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on August 14, 2018, and is incorporated herein by reference thereto.
4.31	Convertible Promissory Note dated October 30, 2018 issued in favor of Ira Gaines, which was filed as Exhibit 4.31 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
4.32	Convertible Promissory Note dated October 30, 2018 issued in favor of Gina Trippiedi, which was filed as Exhibit 4.32 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
4.33	5% Original Issue Discount Promissory Note due August 1, 2019 issued in favor of Bellridge Capital, LP, which was filed as Exhibit 4.33 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
4.34	Form of Investor Common Stock Purchase Warrant, which was filed as Exhibit 4.34 to Amendment No. 7 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on April 2, 2019, and is incorporated herein by reference thereto.
4.35	Form of Underwriter’s Common Stock Purchase Warrant, which was filed as Exhibit 4.35 to Amendment No. 7 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on April 2, 2019, and is incorporated herein by reference thereto.
4.36	Form of Common Stock Purchase Warrant granted in favor of A.G.P./Alliance Global Partners, which was filed as Exhibit 4.36 to Amendment No. 4 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on March 14, 2019, and is incorporated herein by reference thereto.

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Exhibit No.	Description

4.37	Form of Common Stock Purchase Warrant, which was filed as Exhibit 4.37 to our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2019, and is incorporated herein by reference thereto.
5.1*	Opinion of Baker & Hostetler LLP as to the legality of the securities registered hereby.
10.1	2014 Stock Option Plan, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on October 22, 2014, and is incorporated herein by reference thereto.
10.2	Employment Agreement dated November 1, 2014, by and between the Company and Rory Cutaia, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on November 24, 2014, and is incorporated herein by reference thereto.
10.3	Secured Promissory Note dated December 11, 2014 issued by Songstagram, Inc. in favor of the Company, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 17, 2014, and is incorporated herein by reference thereto.
10.4	Secured Promissory Note dated December 11, 2014 issued by Rocky Wright in favor of the Company, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on December 17, 2014, and is incorporated herein by reference thereto.
10.5	Security Agreement dated December 11, 2014 executed by Songstagram, Inc. in favor of the Company, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on December 17, 2014, and is incorporated herein by reference thereto.
10.6	Security Agreement dated December 11, 2014 executed Rocky Wright in favor of the Company, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on December 17, 2014, and is incorporated herein by reference thereto.
10.7	Acquisition Agreement dated January 20, 2015 among Songstagram, Inc., Rocky Wright, and us, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 26, 2015, and is incorporated herein by reference thereto.
10.8	Surrender of Collateral, Consent to Strict Foreclosure and Release Agreement dated January 20, 2015, by and between Songstagram, Inc. and the Company, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on January 26, 2015, and is incorporated herein by reference thereto.
10.9	Form of Termination Agreement and Release dated January 20, 2015, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on January 26, 2015, and is incorporated herein by reference thereto.
10.10	Settlement and Release Agreement dated February 6, 2015, by and among Songstagram, Inc., Jeff Franklin, and the Company, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 9, 2015, and is incorporated herein by reference thereto.
10.11	Engagement letter dated March 20, 2015, by and among DelMorgan Group LLC, Globalist Capital, LLC, and the Company, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 27, 2015, and is incorporated herein by reference thereto.
10.12	Form of Note Purchase Agreement dated March 20, 2015, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on March 27, 2015, and is incorporated herein by reference thereto.
10.13	Security Agreement issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on December 7, 2015, and is incorporated herein by reference thereto.
10.14	Form of Stock Repurchase Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 16, 2016, and is incorporated herein by reference thereto.
10.15	Form of Private Placement Subscription Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
10.16	Form of Security Agreement issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
10.17	Form of Private Placement Subscription Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 19, 2016, and is incorporated herein by reference thereto.
10.18	Form of Option Agreement for Messrs. Geiskopf and Cutaia, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on May 19, 2016, and is incorporated herein by reference thereto.
10.19	Term Sheet dated July 12, 2016, between Nick Cannon and the Company, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 19, 2016, and is incorporated herein by reference thereto.
10.20	Form of Stock Option Agreement between Jeffrey R. Clayborne and the Company, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on May 19, 2016, and is incorporated herein by reference thereto.
10.21	Form of Consulting Agreement dated August 8, 2016, by and between International Monetary and the Company, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 15, 2016, and is incorporated herein by reference thereto.
10.22	Form of Private Placement Subscription Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 19, 2016, and is incorporated herein by reference thereto.
10.23	Securities Purchase Agreement dated February 13, 2017, by and between the Company and certain purchasers named therein, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 21, 2017, and is incorporated herein by reference thereto.

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Exhibit No.	Description

10.24	Equity Purchase Agreement, as corrected, dated September 15, 2017, by and between the Company and Kodiak Capital Group, LLC, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on October 27, 2017, and is incorporated herein by reference thereto.
10.25	Registration Rights Agreement dated September 15, 2017, by and between the Company and Kodiak Capital Group, LLC, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
10.26	Securities Purchase Agreement dated December 5, 2017, by and between the Company and EMA Financial, LLC, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
10.27	Securities Purchase Agreement, dated December 5, 2017, by and between the Company and Auctus Fund, LLC, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
10.28	Securities Purchase Agreement dated December 13, 2017, by and between the Company and PowerUp Lending Group, LTD, which was filed as Exhibit 10.7 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
10.29	Securities Purchase Agreement dated January 11, 2018, by and between the Company and EMA Financial, LLC, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
10.30	Securities Purchase Agreement, dated January 10, 2018, by and between the Company and Auctus Fund, LLC, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
10.31	SuiteCloud Developer Network Agreement, dated January 2, 2018, by and between the Company and Oracle America, Inc., which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 23, 2018, and is incorporated herein by reference thereto.
10.32	Lease Agreement, dated June 22, 2017, by and between La Park La Brea B LLC and the Company, which was filed as Exhibit 10.33 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on August 14, 2018, and is incorporated herein by reference thereto.
10.33	Renewal Amendment of Lease Agreement, dated May 1, 2018, by and between La Park La Brea B LLC and the Company, which was filed as Exhibit 10.34 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on August 14, 2018, and is incorporated herein by reference thereto.
10.34	Marketo LaunchPoint Accelerate Program Agreement, dated April 1, 2018, by and between the Company and Marketo, Inc., which was filed as Exhibit 10.35 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on August 14, 2018, and is incorporated herein by reference thereto.
10.35	Securities Purchase Agreement, dated October 19, 2018, which was filed as Exhibit 10.36 to our Current Report on Form 8-K filed with the SEC on October 25, 2018, and is incorporated herein by reference thereto.
10.36	10% Original Issue Discount Promissory Note, dated October 19, 2018, which was filed as Exhibit 10.37 to our Current Report on Form 8-K filed with the SEC on October 25, 2018, and is incorporated herein by reference thereto.
10.37	Agreement and Plan of Merger, dated November 8, 2018, by and among the Company, Sound Concepts, Inc., NF Merger Sub, Inc., NF Acquisition Company, LLC, the shareholders of Sound Concepts, Inc., and the shareholders’ representative, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on November 14, 2018, and is incorporated herein by reference thereto.
10.38	Letter Agreement dated November 8, 2018, by and among the Company, Sound Concepts, Inc., NF Merger Sub, Inc., NF Acquisition Company, LLC, the shareholders of Sound Concepts, Inc., and the shareholders’ representative, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on November 14, 2018, and is incorporated herein by reference thereto.
10.39	Letter Agreement dated November 12, 2018, by and among the Company, Sound Concepts, Inc., NF Merger Sub, Inc., NF Acquisition Company, LLC, the shareholders of Sound Concepts, Inc., and the shareholders’ representative, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on November 14, 2018, and is incorporated herein by reference thereto.
10.40	Securities Purchase Agreement dated February 1, 2019, by and between the Company and Bellridge Capital, LP, which was filed as Exhibit 10.40 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
10.41	Lock-Up Agreement dated October 30, 2018, by and between the Company and Gina Trippiedi, which was filed as Exhibit 10.41 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
10.42	Lock-Up Agreement dated October 30, 2018, by and between the Company and Ira Gaines, which was filed as Exhibit 10.42 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.

II-6

Exhibit No.	Description

10.43	Partner Application Distribution Agreement dated February 4, 2019, by and between the Company and Salesforce.com, Inc., which was filed as Exhibit 10.43 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
10.44	Service Agreement dated December 21, 2018, by and between the Company and Major Tom Agency Inc., which was filed as Exhibit 10.44 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
10.45	Lease Agreement dated February 5, 2019, by and between the Company and NPBeach Marina LLC, which was filed as Exhibit 10.45 to Amendment No. 3 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on February 19, 2019, and is incorporated herein by reference thereto.
10.46	Warrant Agent Agreement dated April 4, 2019, by and between Verb Technology Company, Inc. and VStock Transfer, LLC, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 5, 2019, and is incorporated herein by reference.
10.47	Short-Term Demand Promissory Note of the Company in favor of David Martin, dated March 22, 2019, which was filed as Exhibit 10.47 to Amendment No. 7 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on April 2, 2019, and is incorporated herein by reference thereto.
10.48	Short-Term Demand Promissory Note of the Company in favor of Amin Somani, dated April 2, 2019, which was filed as Exhibit 10.48 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2019, and is incorporated herein by reference thereto.
10.49	Demand Promissory Note of the Company in favor of Adam Wolfson dated April 30, 2019, which was filed as Exhibit 10.49 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2019, and is incorporated herein by reference thereto.
10.50	Short-Term Demand Promissory Note of the Company in favor of Amin Somani, dated March 29, 2019, which was filed as Exhibit 10.50 to our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2019, and is incorporated herein by reference thereto.
10.51	Amendment to Short-Term Demand Promissory Note of the Company in favor of Amin Somani, dated July 10, 2019, which was filed as Exhibit 10.51 to our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2019, and is incorporated herein by reference thereto.
10.52	Amendment to Short-Term Demand Promissory Note of the Company in favor of Amin Somani, dated July 10, 2019, which was filed as Exhibit 10.52 to our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2019, and is incorporated herein by reference thereto.
10.53	Amendment to Short-Term Demand Promissory Note of the Company in favor of Adam Wolfson, dated July 29, 2019, which was filed as Exhibit 10.53 to our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2019, and is incorporated herein by reference thereto.
10.54	First Amendment to Lease dated June 26, 2019, by and between the Company and NPBeach Marina LLC, which was filed as Exhibit 10.54 to our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2019, and is incorporated herein by reference thereto.
10.55	Extension Letter from the Company to NPBeach Marina LLC, dated March 26, 2019, which was filed as Exhibit 10.55 to our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2019, and is incorporated herein by reference thereto.
10.56	Securities Purchase Agreement dated August 14, 2019, between the Company and certain purchasers identified therein, which was filed as Exhibit 10.56 to our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2019, and is incorporated herein by reference thereto.
14.1	Code of Ethics and Business Conduct for Directors, Senior Officers and Employees of Corporation, which was filed as Exhibit 14.1 to our Current Report on Form 8-K filed with the SEC on October 22, 2014, and is incorporated herein by reference thereto.
21.1	Subsidiaries of the Registrant, which was filed as Exhibit 21.1 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.
23.1*	Consent of Weinberg & Company, P.A. (with respect to the financial statements of Verb Technology Company, Inc. (formerly nFüsz, Inc.) as of December 31, 2018 and 2017 and for the years then ended).
23.2*	Consent of Weinberg & Company, P.A. (with respect to the financial statements of Sound Concepts, Inc. as of December 31, 2018 and 2017 and for the years then ended).
23.3*	Consent of Baker & Hostetler LLP (included on Exhibit 5.1).
24	Included on the signature page to this Registration Statement.

*	Filed herewith.

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Item 17. Undertaking

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California, on September 16, 2019.

VERB TECHNOLOGY COMPANY, INC.

By:	/s/ Rory J. Cutaia
Rory J. Cutaia
Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer (Principal Executive Officer)

By:	/s/ Jeffrey R. Clayborne
Jeffrey R. Clayborne Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Rory J. Cutaia, as his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rory J. Cutaia	Chairman of the Board,	September 16, 2019
Rory J. Cutaia	Chief Executive Officer, President, Secretary, and Treasurer (Principal Executive Officer)

/s/ Jeffrey R. Clayborne	Chief Financial Officer	September 16, 2019
Jeffrey R. Clayborne	(Principal Financial and Accounting Officer)

/s/ James P. Geiskopf	Lead Director	September 16, 2019
James P. Geiskopf

/s/ Phillip J. Bond	Director	September 16, 2019
Phillip J. Bond

/s/ Kenneth S. Cragun	Director	September 16, 2019
Kenneth S. Cragun

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